EXHIBIT 21

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                        GENERAL MILLS, INC. SUBSIDIARIES

                                                                          Percentage
                                                      Country or           of Voting
                                                      State in Which      Securities
                                                      Each Subsidiary       Owned
                                                      Was Organized         (Note 1)


COLOMBO DAIRY FOODS LTD.                              Ontario                 100
COLOMBO, INC.                                         Delaware                100
COLOMBO YOGURT SHOP, QUINCY MARKET, INC.              Delaware                100
C.P.A. CEREAL PARTNERS HANDELSGESELLSCHAFT
   m.b.H. (Note 10)                                   Austria                  50
C.P.D. CEREAL PARTNERS DEUTSCHLAND
   VERWALTUNGSGESSELSCHAFT m.b.H (Note 2)             Germany                  50
CPW MEXICO S.A. de C.V.                               Mexico                   50
CPW S.A. (Note 13)                                    Switzerland              50
CPW-CI LIMITED                                        Cayman Islands           50
FYL CORP.                                             California              100
GENERAL MILLS CONTINENTAL, INC. (Note 11)             Delaware                100
  CEREAL PARTNERS L.L.C.                              Delaware                 50
GENERAL MILLS DIRECT MARKETING, INC.                  Delaware                100
GENERAL MILLS EUROPE LIMITED                          England                 100
  C.P. HELLAS EEIG                                    Greece                   50
GENERAL MILLS FINANCE, INC.                           Delaware                100
GENERAL MILLS FRANCE S.A.                             France                  100
  GMSNACKS, SCA (Note 3)                              France                   43.29
    Snack Ventures Europe, SCA (Note 4)               Belgium                  40.49
       Biscuiterie Nantaise-BN, S.A.                  France                  100
       S.A. de Bebidas Carbonicas (SABECA)            Spain                   100
         Matutano, S.A.                               Portugal                100
       Smiths Food Group B.V.                         The Netherlands         100
       SVE Italia S.r.L.                              Italy                   100
       Tasty Foods S.A.                               Greece                  100
GENERAL MILLS HOLDING B.V. (Note 5)                   The Netherlands         100
  CEREAL PARTNERS FRANCE B.V. (Note 6)                The Netherlands         100
  GENERAL MILLS ESPANA B.V. (Note 7)                  The Netherlands         100
  GENERAL MILLS HOLLAND B.V.                          The Netherlands         100
GENERAL MILLS INTERNATIONAL LIMITED (Note 11)         Delaware                100
    Bimaler S.A.                                      Uruguay                  50
    Cereal Partners Czech Republic, s.r.o.            Czech Republic           50
    Cereal Partners Hungaria Ltd.                     Hungary                  50
    Cereal Partners L.L.C.                            Delaware                 50
    Cereal Partners Slovak Republic, s.r.o.           Slovak Republic          50
    CPW do Brasil Ltda.                               Brazil                   50
    General Mills Asia Pte. Ltd.                      Singapore               100
    SVE (Hungary) Trading and Manufacturing Limited   Hungary                  40.5
GENERAL MILLS MAARSSEN B.V.                           The Netherlands         100
GENERAL MILLS MISSOURI, INC.                          Missouri                100
  CHEX INC.                                           Delaware                100
GENERAL MILLS OPERATIONS, INC. (Note 14)              Delaware                100
GENERAL MILLS PRODUCTS CORP.                          Delaware                100
  INMOBILIARIA SELENE, S.A. DE C.V.                   Mexico                  100
  GENERAL MILLS CANADA, INC. (Note 8)                 Canada                  100
GENERAL MILLS SALES, INC.                             Delaware                100
  INTERNATIONAL DESSERT PARTNERS L.L.C.               Delaware                 50
GOLD MEDAL INSURANCE CO. (Note 9)                     Minnesota               100
MILLS MEDIA, INC.                                     Minnesota               100
NESTLE ASEAN PHILIPPINES, INC. (Note 12)              The Philippines          30
POPCORN DISTRIBUTORS, INC.                            Delaware                100
TORUN-PACIFIC SP. Z O.O.                              Poland                   50
YOPLAIT USA, INC.                                     Delaware                100

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Notes to list of subsidiaries:

1. Except where noted, the percentage of ownership refers to the total ownership by the indicated parent corporation.

2. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Germany.

3. General Mills Holland B.V. owns a 29.34% interest in GMSNACKS, SCA, General Mills Holding B.V. owns a 26.25% interest in GMSNACKS, SCA, and General Mills Products Corp. owns a 1.12% interest in GMSNACKS, SCA.

4.   General Mills Holding B.V. owns a .01% interest in Snack  Ventures  Europe,
     SCA.

5. General Mills Holding B.V. and General Mills, Inc. together own a 100% interest in a Belgian partnership, General Mills Belgium, SNC, which also has a 50% interest in a partnership organized under the laws of Portugal.

6. Cereal Partners France B.V., General Mills, Inc. and General Mills France S.A. own a 100% interest in a French partnership, GMEAF SNC, which owns a 50% interest in a partnership organized under the laws of France.

7. General Mills Espana B.V. owns a 50% interest in a partnership organized under the laws of Spain.

8. General Mills Canada, Inc. and General Mills Products Corp. together own a 100% interest in a Canadian partnership, General Mills North America Affiliates, which owns a 50% interest in a partnership organized under the laws of the United Kingdom.

9. Eighty-one percent of the voting securities are owned by General Mills, Inc. and 19% of the voting securities are owned by General Mills Canada, Inc.

10. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Austria.

11. General Mills Continental, Inc. and General Mills International Limited together own a 100% interest in a Chilean partnership, General Mills Continental, Inc. y Compania, which owns a 50% interest in Cereales C.P.W. Chile Limitada, a corporation organized under the laws of Chile; as well as a 100% interest in a Mexican variable capital general partnership known as General Mills International y Compania S. en N.C. de C.V.

12. The 30% ownership interest of General Mills, inc. is held in trust by Nestle, S.A.

13. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Switzerland.

14. General Mills Operations, Inc. also owns a 50% ownership interest in a partnership organized under the laws of the state of Montana.